EXHIBIT 10.21

AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
DEFERRED COMPENSATION PLAN
EFFECTIVE AS OF JANUARY 1, 2011

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Deferred Compensation Plan, effective as of January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 8.2 of the Plan, the Compensation Committee of the Board of Directors of Henry Schein, Inc. (the “Committee”) is authorized to amend the Plan;

WHEREAS, the Committee wishes to amend the definition of “Eligible Employee” under the Plan to reflect that the annualized Base Salary and/or draw, commissions and sales incentives required to designate an individual as an Eligible Employee under the Deferred Compensation Plan is reduced to $175,000;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2014 as follows:

1.	Section 2.15 of the Plan is hereby amended in its entirety to read as follows:

“ ‘Eligible Employee’ means (1) a salaried Employee whose annualized Base Salary for the Plan Year immediately prior to the Plan Year in which the Elective Deferral is effective exceeds $175,000, or (2) a commissioned field sales representative of the Employer whose sum of annualized Base Salary and/or draw, Commissions and sales incentives paid by the Company and by outside vendors for the Plan Year immediately prior to the Plan Year in which the Elective Deferral is effective exceeds $175,000.”

IN WITNESS WHEREOF, this amendment has been executed this 10th day of December, 2013.

HENRY SCHEIN, INC.

By: /s/ Michael S. Ettinger
Title: Senior Vice President, Corporate and Legal
Affairs, Secretary